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                                                               EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 2, 1998, and to all references to our Firm included in or made a part of Amendment No. 1 to this registration statement.

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP
Boston, Massachusetts

February 8, 1999